UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2013

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officers.

(e)	On November 8, 2013, Valero’s board of directors approved grants of (i) options to purchase shares of the Company’s common stock (“Common Stock”), (ii) restricted shares of Common Stock, and (iii) performance shares, to Valero’s “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K). The grants were made under Valero’s 2011 Omnibus Stock Incentive Plan.

The stock options have an exercise price equal to the reported market price of Valero’s common stock on the date of grant, vest annually in one-third increments beginning November 8, 2014, and expire ten years from the date of grant. The options become exercisable, if at all, annually in equal one-third increments and are exercisable only if the reported market price of Valero’s common stock on the NYSE equals or exceeds a price that is 25 percent greater than the options’ exercise price. The restricted shares vest (become nonforfeitable) in equal annual installments over a period of three years beginning November 8, 2014.

The performance shares are subject to vesting in three annual increments, beginning in January 2015, based upon the Company’s performance. Upon vesting, the performance shares are payable in shares of Common Stock in amounts ranging from zero to 200 percent of the number of vested performance shares. The specific grants to Valero’s “named executive officers” (as defined) are listed in the following table.

name and title	performance stock options	restricted shares	performance shares
William R. Klesse, CEO	74,010	133,230	88,820
Joseph W. Gorder, President & COO	31,770	57,190	38,130
Michael S. Ciskowski, EVP & CFO	23,330	42,000	28,000
S. Eugene Edwards, EVP	10,760	19,360	12,910

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.01	Valero Energy Corporation 2011 Omnibus Stock Incentive Plan - incorporated by reference to Appendix A to Valero’s definitive proxy statement on Schedule 14A filed March 18, 2011 (SEC File No. 1-13175).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: November 13, 2013	By:	/s/ Jay D. Browning
Jay D. Browning
Senior Vice President and Secretary

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